Exhibit 10.13

METAVANTE

2007 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide eligible employees of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Change of Control” shall mean the first to occur of the following:

(i) The acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions of Common Stock shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege or by one person or a group of persons acting in concert), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger, statutory share exchange or consolidation which would not be a Change of Control under subsection (3) below; or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened “election contest” or other actual or threatened “solicitation” (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation, unless, following such reorganization, merger, statutory share exchange or consolidation, (i) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, statutory share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, statutory share exchange or consolidation, (ii) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, statutory share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, statutory share exchange or consolidation, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(iv) Consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than two-thirds ( 2/3) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or

Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Committee” shall mean the Compensation Committee of the Board or such other persons or committee as the Committee shall designate to administer the Plan.

(e) “Common Stock” shall mean the $.01 par value common stock of the Company.

(f) “Company” shall mean Metavante Holding Company, a Wisconsin corporation (to be renamed Metavante Technologies, Inc. at or about the Effective Date).

(g) “Designated Subsidiary” shall mean a corporation of which not less than 50% of the voting power is held by the Company, directly or indirectly, whether such bank or corporation now exists or is hereafter organized or acquired by the Company, directly or indirectly, other than an otherwise eligible bank or corporation which has been designated by the Committee from time to time in its sole discretion as not eligible to participate in the Plan.

(h) “Effective Date” shall mean the date that the Company distributes to its shareholders all of the issued and outstanding shares of New M&I Corporation common stock.

(i) “Employee” shall mean any regular, full-time or part-time employee of the Company or a Designated Subsidiary.

(j) “Employer Corporation” means the corporation which employs the Employee.

(k) “Enrollment Agreement” means the form or procedure established by the Company and used by Employees to enroll in the Plan. The Company may, in its discretion, determine whether such agreement shall be in written form, electronic form or telephonic form.

(l) “Enrollment Date” shall mean the first day of each Offering Period.

(m) “Enrollment Period” shall mean the period specified by the Company during which eligible Employees may elect to participate in the Plan as of the upcoming Enrollment Date.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o) “Exercise Date” shall mean the last business day of each Offering Period.

(p) “Fair Market Value” shall mean the closing sale price of Common Stock on the New York Stock Exchange as reported in the Midwest Edition of the Wall Street Journal on the indicated date. If no sales of Common Stock were made on said exchange on that date, “Fair Market Value” shall mean the closing sale price of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on said exchange, or, failing any such sales, such other market price as the Board or the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

(q) “Offering Period” shall mean each quarter of the calendar year; provided that the initial Offering Period shall be the period between the Effective Date and December 31, 2007. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

(r) “Parent Corporation” shall have the same meaning as contained in Section 424(e) of the Code.

(s) “Participant” shall mean any Employee who completes an Enrollment Agreement and does not discontinue participation in the Plan pursuant to Section 6(c) or 11 of this Plan.

(t) “Plan” shall mean this Metavante 2007 Employee Stock Purchase Plan.

(u) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Exercise Date.

(v) “Subsidiary Corporation” shall have the same meaning as contained in Section 424(f) of the Code.

3. Eligibility.

(a) A person who is an Employee on the date immediately preceding any Enrollment Date shall be eligible to participate in the Plan as of that Enrollment Date. Notwithstanding the foregoing, the Company may require that Employees have been employed for a certain minimum period of time as of an Enrollment Date; provided that such minimum employment period shall not exceed twelve months.

(b) Provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Employer Corporation or of its Parent or

Subsidiary Corporation, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Employer Corporation and its Parent and Subsidiary Corporations accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time; provided that for the 2007 calendar year the foregoing dollar limit shall be pro-rated based upon the number of months the Plan is effective for 2007. These limitations are in addition to any other limitations set forth herein, including any limits that the Company establishes in accordance with Section 6(a).

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first day of the calendar quarter. The Board or the Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) An eligible employee may become a Participant in the Plan by completing an Enrollment Agreement during the applicable Enrollment Period in accordance with procedures established by the Company. A Participant’s Enrollment Agreement shall remain in effect until the Participant’s termination of participation pursuant to Section 11 or discontinuance of contributions pursuant to Section 6(c). A Participant’s Enrollment Agreement shall continue in effect from Offering Period to Offering Period and the Participant shall not be required to enter into a new Enrollment Agreement for each Offering Period.

(b) Payroll deductions for a Participant shall begin on the first payroll following the Enrollment Date and shall end when the Enrollment Agreement is discontinued or terminated by the Participant as provided in Section 6(c) or Section 11 hereof.

6. Payroll Deductions.

(a) At the time a Participant completes an Enrollment Agreement, the Participant shall elect to have payroll deductions made on the first two pay periods of each month during the during the Offering Period in an amount set forth in the Enrollment Agreement, not less than $10 for each pay period. Payroll deductions shall only be taken on the first two pay periods of the month, even if the Participant receives compensation for more than two pay periods. The Company annually may determine, in its sole discretion, to establish a maximum dollar amount or percentage of compensation that an eligible Employee is entitled to authorize for payroll deductions during a calendar year, which limitations shall apply to all eligible Employees. Any such limit established by the Company shall fall within the parameters of Section 423 of the Code. All deductions for this Plan shall be taken after all other deductions required by law or elected by the Participant (including, but not limited to, withholding for income and employment taxes, 401(k) deferrals and cafeteria plan contributions) have been taken and elections made under this Plan shall be effected only to the extent that there are sufficient amounts available to make deductions for this Plan after all other deductions are taken.

(b) All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account.

(c) A Participant may withdraw from the Plan as provided in Section 11 hereof. Alternatively, a Participant may elect to discontinue making additional payroll deductions during the Offering Period by completing a notice in the form and manner approved by the Company. The election shall be effective as soon as administratively practicable after the date notice is provided. If a Participant elects to discontinue making additional payroll deductions, all payroll deductions previously credited to his or her account will purchase Common Stock on the next Exercise Date, subject to the other terms of the Plan. Except to withdraw in accordance with Section 11 or to decrease or discontinue additional payroll deductions as stated above, a Participant may not change his or her payroll deduction rate unless the Company otherwise provides for all Participants by notice to the Participants.

(d) Payroll deductions made pursuant to a Participant’s Enrollment Agreement are subject to income and employment tax withholding. By executing the Enrollment Agreement, each Participant agrees that such income and employment tax withholding may be deducted from other compensation paid to the Participant by the Company.

7. Purchase of Company Common Stock. On each Exercise Date, each Employee will be entitled to receive a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated on or prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price, provided that such purchase shall be subject to the limitations set forth in Sections 3(b), 6(a) and 14 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 11 hereof. The Option shall expire immediately following the Exercise Date.

8. Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 11 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. A Participant in the Plan initially will hold his or her shares in book-entry form through an agent designated by the Company, and fractional shares will be purchased on behalf of the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Holding Period. The Company shall have the discretion at its election to impose a holding period during which the sale of shares acquired under this Plan is restricted, provided reasonable advance notice is given to Participants in advance of any Enrollment Period.

10. Delivery. As promptly as administratively practicable after each Exercise Date on which a purchase of shares occurs, the shares of Common Stock purchased on behalf of a Participant will be credited to an account with a transfer agent or a securities brokerage firm, as determined by the Company, in the name of the Participant. By electing to participate in the Plan, a Participant will be deemed to authorize the establishment of an account in his or her name with the transfer agent or securities brokerage firm selected by the Company. An Employee who is below the legal age limit to open a stock brokerage account under applicable state law shall be responsible for taking such steps as are necessary to establish an account. A Participant may request that the transfer agent or securities brokerage firm arrange, subject to any applicable fee, for the delivery to the Participant or an account designated by the Participant of some or all of the Common Stock held in the Participant’s account. If the Participant desires to sell some or all of his or her shares of Common Stock held in his or her account, he or she may do so (i) by disposing of the shares of Common Stock through the transfer agent or securities brokerage firm subject to any applicable fee, or (ii) through such other means as the Company may permit.

11. Withdrawal.

(a) A Participant may withdraw all but not less than all the payroll deductions credited to his or her account subsequent to the most recent Exercise Date at any time by giving notice in the form and manner approved by the Company. The withdrawal shall be effective as soon as administratively practicable after the date notice is provided.

(b) Payroll deductions for the purchase of shares shall cease as soon as administratively practicable after the notice of withdrawal is provided. All of the Participant’s payroll deductions credited to his or her account subsequent to the most recent Exercise Date shall be paid to such Participant as soon as administratively practicable after the effective date of the withdrawal. If a Participant withdraws from the Plan, the Participant may resume payroll deductions at the beginning of a succeeding Offering Period by delivering a new Enrollment Agreement.

(c) A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

12. Cessation of Employee Status. As promptly as administratively practicable after a Participant ceases to be an Employee for any reason (including without limitation upon death, disability or retirement), the Participant shall be deemed to have elected to withdraw from the Plan. All of the payroll deductions credited to such Participant’s account subsequent to the most recent Exercise Date shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 16 hereof, and such Participant’s further participation in the Plan for the Offering Period shall be automatically terminated.

13. Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

14. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 20 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be four hundred thousand (400,000) shares. The shares may be may be authorized but unissued shares or treasury shares, including shares bought on the open market or otherwise for purposes of the Plan. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase among the Participants in such manner as it may determine in its sole discretion.

(b) The Participant shall have no interest or voting right in shares issued under this Plan until the shares are delivered to the agent designated by the Company as provided for in Section 10 of the Plan.

15. Administration. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all interested parties, including Participants, their successors and beneficiaries, and the Company.

16. Designation of Beneficiary.

(a) A Participant may designate a beneficiary on the Enrollment Agreement who is to receive any shares and cash from the Participant’s account under the Plan.

(b) Such designation of beneficiary may be changed by the Participant at any time in accordance with procedures established by the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the estate of the Participant.

17. Transferability. Neither payroll deductions credited to a Participant’s account nor any rights to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 16 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from the Participant’s account in the Plan in accordance with Section 11 hereof.

18. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

19. Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price for shares purchased under the Plan on each Exercise Date, the number of shares purchased under the Plan on each Exercise Date, the remaining cash balance, if any, and, if applicable, the number of shares held by the agent designated to hold the shares for the Participant and the shares purchased by the Participant in connection with participation in any related dividend reinvestment feature.

20. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the shares reserved for issuance under the Plan, as well as any other variables tied to the number of shares or the per share Exercise Price which the Company determines should be adjusted, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Company, whose determination in that respect shall be final, binding and conclusive.

(b) Change of Control. In the event of a Change of Control, the Offering Period then in progress shall be shortened by the Committee’s setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Change of Control. Shares shall be purchased on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 11 hereof. Immediately following such New Exercise Date, the Plan shall terminate.

21. Amendment or Termination.

(a) The Board may at any time, or from time to time, amend this Plan in any respect; provided, however, that no amendment shall be made without the approval of the shareholders of the Company to increase the aggregate number of shares which may be issued under this Plan (other than as provided in Paragraph 14(a) or 20(a) hereof) or for which shareholder approval is required under applicable tax, securities or other laws.

(b) This Plan and all rights of Employees under any offering hereunder may terminate at any time, at the discretion of the Board. Upon any termination of this Plan, all amounts in the accounts of participating Employees shall be either (i) promptly refunded in total or (ii) refunded to the extent not used to purchase Common Stock, in the sole discretion of the Committee. Such amendments shall be made without the approval of the shareholders of the Company or the consent of any participating Employees.

22. Notices. All notices or other communications by a Participant under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

23. Conditions Upon Issuance of Shares. Shares shall not be issued hereunder unless the issuance and delivery of such shares shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

24. Term of Plan. The Plan, was initially adopted on the Effective Date, subject to the approval of the Company’s shareholders. The Plan shall continue in effect for a term of ten (10) years from the Effective Date, unless sooner terminated under Section 20 or 21 hereof.

September 19, 2007
Date of Board of Director Approval

September 20, 2007
Date of Shareholder Approval